Exhibit 10.3

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is dated as of November 2, 2026, by and among Our Bond, Inc., a Nevada corporation (the “Company”), and the undersigned holders (the “Holders”).

WHEREAS, the Holders beneficially own and hold the securities of the Company set forth across from such Holder’s name in Column (3) of Schedule A attached hereto (the “Original Securities”).

WHEREAS, pursuant to the Amended and Restated Certificate of Designations Preferences and Rights of the Series G Preferred Stock of the Company (the “Series G Certificate”) the Company has authorized 1,813,101 preferred shares of the Company, par value $0.0001 per share, as series G convertible preferred stock (the “Series G Preferred Stock”), which shares of Series G Preferred Stock have the rights, preferences and privileges as set forth in the Series G Certificate in the form attached hereto as Exhibit A, and which shares of Series G Preferred Stock are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in accordance with the terms of the Series G Certificate.

WHEREAS, the Holders desire to exchange (the “Exchange”) the Original Securities for a number of newly issued shares of Series G Preferred Stock (the “Exchanged Shares”), set forth across from such Holder’s name in column (4) of Schedule A attached hereto, which Exchange Shares shall be convertible into shares of Common Stock (the “Conversion Shares” and together with the Exchanged Shares, the “Exchanged Securities”) on the terms and subject to the conditions set forth in the Series G Certificate, and the Company desires to issue the Exchanged Securities in exchange for the Original Securities, all on the terms and subject to the conditions set forth in this Agreement in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, upon the consummation of the transactions contemplated hereby, the Holders shall no longer own the Original Securities, and the Company shall cancel the Original Securities and the certificate(s) and/or other physical documents evidencing the Original Securities.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each Holder with respect to itself hereby agree as follows:

Section 1. Exchange. Subject to and upon the terms and conditions set forth in this Agreement, such Holder agrees to surrender to the Company its respective Original Securities without the payment of any other consideration by such Holder that would not be consistent with the application of Section 3(a)(9) of the Securities Act to the issuance of the Exchanged Shares and, in exchange therefor, the Company shall issue to such Holder its applicable Exchanged Shares.

1.1 Closing. On the Closing Date (as defined below), the Company shall issue to such Holder its applicable Exchanged Shares, or in the name of a custodian or nominee of such Holder, or as otherwise requested by such Holder in writing, and the applicable Original Securities will be deemed to have been surrendered by such Holder to the Company for cancellation. The closing of the Exchange shall occur on the date that the Series G Certificate has been filed with and declared effective by the Secretary of State of the State of Nevada (the “Closing Date”), subject to the provisions of Section 4 and Section 5 herein, provided however that is the Closing Date does not occur by November 2, 2026, this Agreement shall terminate.

1.2 Section 3(a)(9). Assuming the accuracy of the representations and warranties of each of the Company and each Holder as set forth in Sections 2 and 3 of this Agreement, the parties acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the Exchange qualifies as an exchange of securities under Section 3(a)(9) of the Securities Act.

Section 2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Holder that:

2.1 Organization and Qualification. The Company and each Subsidiary (as defined below) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company, nor any subsidiary of the Company as set forth in the SEC Reports (as defined below) (a “Subsidiary”) is in violation or default of any of the provisions of its respective certificate or certificates of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole (a “Material Adverse Effect”).

2.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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2.3 Issuance of Exchanged Securities. The Exchanged Securities have been duly authorized and, when issued in accordance with the terms of this Agreement, the Exchanged Shares will be validly issued, fully paid and nonassessable shares of Series G Preferred Stock. The Conversion Shares, when issued in accordance with the terms of the Series G Certificate, will be validly issued, fully paid and nonassessable shares of Common Stock. Upon issuance in accordance herewith and in accordance with the Series G Certificate, as applicable, the issuance by the Company of the Exchanged Shares is, and the issuance by the Company of the Conversion Shares will be, exempt from the registration requirements of the Securities Act under Section 3(a)(9) of the Securities Act.

2.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance of the Exchanged Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents.

2.5 Acknowledgment Regarding the Exchange. The Company acknowledges and agrees that each Holder is acting solely in the capacity of an arm’s length third party with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges no Holder is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by any Holder or any of its representatives or agents in connection with this Agreement is merely incidental to the Exchange.

2.6 No Commission; No Other Consideration. The Company has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting the Exchange. The Exchanged Securities are being conveyed exclusively for the exchange of the Original Securities and no other consideration has been or will be paid for the Exchanged Securities.

2.7 3(a)(9) Representation. The Company has not, nor has any Person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the Exchanged Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from delivering the Exchanged Securities to the Holders pursuant to Section 3(a)(9) of the Securities Act, nor will the Company take any action or steps that would cause the Exchange, issuance and delivery of the Exchanged Securities to be integrated with other offerings to the effect that the delivery of the Exchanged Securities to the Holders would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act. As used in this Agreement, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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2.8 No Third-Party Advisors. Other than legal counsel, the Company has not engaged any third parties to assist in the solicitation or transaction with respect to the Exchange.

2.9 SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).

2.10 [Reserved].

2.11 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than the Nevada filing of the Series G Certificate, required public disclosures and SEC filings, applicable Nasdaq notices or approvals, and the corporate approvals and lien-release filings required for Closing.

2.12 Capitalization. As of the date hereof, the authorized share capital of the Company consists of 210,000,000 shares of capital stock, consisting of (A) 10,000,000 shares of Common Stock, of which, 1,639,283 shares of Common Stock are issued and outstanding and 2,887,078 shares of Common Stock are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Conversion Shares) exercisable or exchangeable for, or convertible into, shares of Common Stock prior to this agreement, (B) 50,000,000 shares of non-voting common stock, par value $0.0001 per share, none of which are outstanding and (C) 150,000,000 shares of “blank check” preferred stock, par value $0.0001, of which (i) 50,000,000 shares are designated as Series B-1, B-2, or B-3 preferred stock; (ii) 329,671 shares are designated as Series C preferred stock, which is non-voting; (iii) 549,451 shares are designated as Series D preferred stock, which is non-voting; (iv) 682,770 shares are designated as Series E preferred stock, none of which are outstanding; (v) 10,000 shares are designated as Series F preferred stock; and (vi) 366,941 shares are designated as Series G Preferred Stock prior to the amendment and restatement of the Series G Certificate. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or any Convertible Securities of the Company. The issuance of the Exchanged Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the holder thereof) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance of the Exchanged Securities. There are no stockholders’ agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. As used herein, “Convertible Security” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock. The Company shall confirm current capitalization and sufficient reserves with the Transfer Agent before Closing. Pending increases in authorized capital do not count as effective capital, and reserves shall not be double counted.

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2.13 Shell Company Status. The Company is not currently, and within the past three years has not been, an issuer identified in Rule 144(i)(1) under the Securities Act.

2.14 DTC Eligibility. The Company, through its transfer agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and shares of Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

2.15 Material Changes; Undisclosed Events, Liabilities or Developments. Except as set forth in the SEC Reports, since the date of the Company’s most recent audited financial statements contained in an Annual Report on Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in an Annual Report on Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur on the Closing Date, will not be Insolvent (as defined below). For purposes of this Agreement, “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted

2.16 Litigation. Other than as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

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2.17 Compliance. Except as set forth in the SEC Reports, neither the Company nor any Subsidiary: (i) is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a material default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in material default under or that it is in material violation of, any indenture, loan or credit agreement or any other agreement or instrument set forth in the Company’s most recent Annual Report on Form 10-K to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in material violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) to its knowledge, is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.18 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.19 Transactions with Affiliates and Employees. Except as disclosed in the SEC Reports, no current or former employee, partner, director, officer or shareholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or shareholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common equity of a company whose securities are traded on or quoted through a Trading Market (as defined below), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, shareholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including share option agreements outstanding under any share option plan approved by the board of directors of the Company).

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2.20 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

2.21 No Integrated Offering. Assuming the accuracy of each Holder’s representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Exchange to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of the Nasdaq Capital Market on which any of the securities of the Company are listed or designated. As used in this Agreement, “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

2.22 Acknowledgment Regarding Holders’ Exchange of the Original Securities. The Company acknowledges and agrees that each Holder is acting solely in the capacity of an arm’s length party with respect to this Agreement and the transactions contemplated thereby.

Section 3. Representations and Warranties of the Holders. Each Holder, severally and not jointly, hereby represents and warrants to the Company that:

3.1 Ownership of the Original Securities. Such Holder is the legal and beneficial owner of the Original Securities. Such Holder paid for the Original Securities and has continuously held the Original Securities since its purchase. Such Holder owns the Original Securities outright and free and clear of any liens or other encumbrances (collectively, “Liens”).

3.2 No Public Sale or Distribution. Such Holder is acquiring the Exchanged Securities in the ordinary course of business for its own account and not with a view toward, or for resale in connection with, a public sale or distribution thereof in violation of applicable securities laws; provided, however, that by making the representations herein, such Holder does not agree to hold any of its Exchanged Securities, for any minimum or other specific term and reserves the right to dispose of its Exchanged Securities at any time pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and applicable state securities laws. Except for the purchase right under the that certain Securities Purchase and Conversion dated as of November 2, 2026 with Eastward Fund Management LLC (the “Eastward Agreement”) and the Securities Purchase and Conversion dated as of November 2, 2026 with Maxim Partners LLC (the “Eastward Agreement”)such Holder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute, or transfer any interest or grant participation rights in, its Exchanged Securities.

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3.3 Accredited Investor and Affiliate Status. Such Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. Such Holder is not, and has not been, for a period of at least three months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 144) or (c) a “beneficial owner” of more than ten percent (10%) of shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act).

3.4 Reliance on Exemptions. Such Holder understands that the Exchange is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to complete the Exchange and to acquire its Exchanged Securities.

3.5 Information. Such Holder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Exchange which have been requested by such Holder. Such Holder has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Holder or its representatives shall modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained herein. Such Holder acknowledges that all of the documents filed by the Company with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act that have been posted on the SEC’s EDGAR site are available to the Holder, and such Holder has not relied on any statement of the Company not contained in such documents in connection with the Holder’s decision to enter into this Agreement and the Exchange.

3.6 Risk. Such Holder understands that its investment in the Exchanged Securities involves a high degree of risk. Such Holder is able to bear the risk of an investment in the Exchanged Securities including, without limitation, the risk of total loss of its investment. Each Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Exchange.

3.7 No Governmental Review. Such Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Exchange or the fairness or suitability of the investment in the Exchanged Securities nor have such authorities passed upon or endorsed the merits of the Exchanged Securities.

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3.8 Organization; Authority; Validity; Enforcement. Such Holder is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by such Holder of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Holder. This Agreement has been duly executed by such Holder, and when delivered by such Holder in accordance with the terms hereof, assuming the valid execution and delivery by the Company and each other Holder, will constitute the valid and legally binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The execution, delivery and performance of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby (including, without limitation, the irrevocable surrender of the Original Securities) will not result in a violation of the organizational documents of such Holder.

3.9 Prior Investment Experience. Each Holder acknowledges that it has prior investment experience, including investment in securities of the type being exchanged, including the Original Securities and the Exchanged Securities, and has read all of the documents furnished or made available by the Company to it and is able to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

3.10 Tax Consequences. Each Holder acknowledges that the Company has made no representation regarding the potential or actual tax consequences for such Holder which will result from entering into the Agreement and from consummation of the Exchange. Each Holder acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding the Agreement and the Exchange.

3.11 No Registration, Review or Approval. Each Holder acknowledges, understands and agrees that the Original Securities are being exchanged hereunder pursuant to an exemption from the registration requirements of the Securities Act under Section 3(a)(9) thereof.

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Section 4. Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holders with prior written notice thereof:

4.1 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement; and

4.2 Representations. The accuracy in all material respects when made and on the Closing Date of the representations and warranties of each Holder contained herein (unless as of a specific date referenced therein);

Section 5. Conditions Precedent to Obligations of the Holders. The obligation of each Holder to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for such Holder’s sole benefit and may be waived by such Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

5.1 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement;

5.2 Representations. The representations and warranties of the Company (i) shall be true and correct in all material respects when made and on the Closing Date (unless as of a specific date referenced therein) for such representations and warranties contained herein that are not qualified by “materiality” or “Material Adverse Effect” and (ii) shall be true and correct when made and on the Closing Date (unless as of a specific date referenced therein) for such representations and warranties contained herein that are qualified by “materiality” or “Material Adverse Effect”;

5.3 All Obligations. All obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

5.4 No Suspension. From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or any Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Holder makes it impracticable or inadvisable to acquire the Exchanged Securities on the Closing Date. As used herein, “Trading Market” shall mean the Nasdaq Capital Market, The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, or the Nasdaq Global Market;

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5.5 Filing of Series G Certificate. The Company shall have delivered to the Holders evidence of the filing with, and acceptance of the Series G Certificate by, the Secretary of State of the State of Nevada;

5.6 Additional Documentation. The Company shall have delivered to the Holders copies of all agreements, instruments, certificates and other documents entered into, executed or delivered in connection with, or to effectuate, the transactions contemplated by this Agreement, and the Company shall execute and deliver, or cause to be executed and delivered, such additional agreements, instruments, certificates and other documents as the Holder may reasonably request to evidence, effectuate or consummate the transactions contemplated hereby.

Section 6. Other Agreements between the Parties.

6.1 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the Exchange of the Original Securities in a manner that would require the registration under the Securities Act of the sale of the Exchanged Securities or that would be integrated with the offer of the Exchanged Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

6.2 Replacement of Securities. If any certificate or instrument evidencing the Exchanged Securities is mutilated, lost, stolen or destroyed, the Company shall convey or cause to be conveyed in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

6.3 Transfer Agent Letter. Within one (1) Business Day after the Closing Date, the Company shall obtain the new letter prepared by the Company’s transfer agent on its standard form, duly executed by the required parties, confirming the applicable reserves and issuance instructions. For the avoidance of doubt, the Company’s current issuance capacity and required reserves must be confirmed prior to the Closing.

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Section 7. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed under the laws of the state of Nevada, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and each Holder each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the state district courts located in Clark County, Nevada or the United States District Court for the District of Nevada located in Las Vegas, Nevada. The Company and the Holders each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of Nevada or the District of Nevada by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND EACH HOLDER EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

Section 8. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that an electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not an electronic signature.

Section 9. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 10. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 11. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 12. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Holder, the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holders. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

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Section 13. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

The addresses and facsimile numbers for such communications shall be:

If to the Company:

Our Bond, Inc.
85 Broad Street
New York, New York 10004
Telephone: 888-567-6234
Attention: Doron Kempel, Chief Executive Officer
E-Mail: Doron.Kempel@ourbond.com

If to the Holders:

to the addresses set forth on Schedule A hereto.

or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Section 14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Exchanged Securities. Subject to its compliance with applicable federal and state securities laws, a Holder may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Holder hereunder with respect to such assigned rights.

Section 15. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 16. Survival of Representations. The representations and warranties of the Company and the Holders contained in Sections 2 and 3, respectively, will survive the closing of the transactions contemplated by this Agreement.

Section 17. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OUR BOND, INC.

By:	/s/ Doron Kempel
Name:	Doron Kempel
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

ASCENT PARTNERS FUND LLC

By:	/s/ Mikhail Gurevich
Name:	Mikhail Gurevich
Title:	Authorized Person

SCHEDULE A

(1)	(2)		(3)	(4)	(5)
Holder	Address and Email Address		Original Securities being Exchanged by such Holder	Number of Exchanged Shares to be issued to such Holder	Legal Representative’s Address, Phone Number and Email Address

Ascent Partners Fund LLC	19505 Biscayne Blvd, Suite 2350, Aventura, FL 33180 contact@ascentpartnersllc.com	-	Series C and Series D Preferred Stock; . Existing Series G principal is not surrendered.	[TBD preferred-share count] Series G Preferred Stock, with aggregate stated value of $5,779,477.00, subject to reconciliation through Closing. No accrued dividends are included.	Sullivan & Worcester LLP 1251 Avenue of the Americas New York, New York 10020 Telephone: (212) 660-3060 Attention: David E. Danovitch, Esq. E-mail: ddanovitch@sullivanlaw.com
-
TOTAL				New G stated value $5,779,477.00; preferred-share count.

Exhibit A

Form of Series G Certificate